SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 8, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or	(Commission File No.)	(IRS Employer Identification No.)
organization)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As earlier reported, on December 15, 2005, SmartVideo Technologies, Inc. (the “Company”) received a letter on behalf of Enable Growth Partners, L.P. (“Enable”) demanding that the Company pay cash damages of $1,757,567.71 within five business days thereafter. Enable alleges that it sold 295,001 shares of the Company’s common stock in the public markets during November and December 2005 in reliance on the Company’s Registration Statement on Form SB-2 that was declared effective on July 1, 2005. The Company was unable to issue unlegended shares to cover Enable’s alleged sale of 295,001 shares because such registration statement did not contain current information regarding the Company. As a result, Enable alleges that it was required to purchase shares of the Company’s common stock in the open market to satisfy its sale of such securities.

On June 8, 2006, the Company entered into a settlement and release agreement (“Settlement Agreement”) with Enable. Pursuant to the terms of the Settlement Agreement, the Company agreed to issue 450,000 shares (the “Shares”) of the Company’s common stock to Enable, in exchange for Enable agreeing to release the Company and its directors, officers, shareholders, employees and agents from all suits, claims, charges, liabilities and causes of action arising out of, relating to, or in connection with Enable’s allegations set forth in the preceding paragraph. The closing price of the Company’s common stock on June 8, 2006 was $1.44 per share. In order to compensate the Company for issuing the Shares to Enable, Richard E. Bennett, Jr., a director and Chief Executive Officer of the Company, has agreed to cause RB Family Holdings Ltd. (“RB”) to return 450,000 shares of the Company’s common stock owned by RB to the Company for cancellation.

The Company also agreed to register the Shares for resale by Enable on a registration statement to be filed with the Securities and Exchange Commission within 30 days after June 8, 2006 and to cause such registration statement to be declared effective as soon as possible thereafter, but in any event within 120 days after June 8, 2006. The Company issued the shares of common stock to Enable pursuant to the transactional exemption under Section 4(2).

As part of the settlement, the Company agreed to release Enable and its directors, officers, shareholders, members, partners, employees and agents from all suits, claims, charges, liabilities and causes of action arising out of, relating to, or in connection with Enable’s allegations set forth in the first paragraph of this section.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Settlement Agreement is provided to give investors information regarding the terms of the document. It is not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Settlement Agreement were made only for purposes of the Settlement Agreement and as of the date thereof, were solely for the benefit of the parties to the Settlement Agreement and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Settlement Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Settlement Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Settlement Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits.

10.1	Settlement and Release Agreement dated as of June 8, 2006 between Enable Growth Partners, L.P. and SmartVideo Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By:	/s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: Chief Executive Officer

Date: June 13, 2006

Exhibit Index

Exhibit No.	Description

10.1	Settlement and Release Agreement dated as of June 8, 2006 between Enable Growth Partners, L.P. and SmartVideo Technologies, Inc.